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                                                                     EXHIBIT 3.2

                                   BYLAWS OF

                               BLOCKBUSTER INC.

                           Effective August 3, 1999


                                   Article I

                                    OFFICES

     Section 1.01.  Registered Office.  The registered office and registered
                    -----------------
agent of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

     Section 1.02.  Other Offices.  The corporation may also have offices at
                    -------------
such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.


                                  Article II

                                 STOCKHOLDERS

     Section 2.01.  Place of Meetings.  Meetings of stockholders shall be held
                    -----------------
at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the board of directors.

     Section 2.02.  Annual Meeting.  The annual meeting of stockholders for the
                    --------------
purpose of electing directors and transacting such other proper business as may come before the meeting shall be held on such date, at such time and at such place as may be designated by the board of directors.

     Section 2.03.  Special Meetings.  Unless otherwise required by law or by
                    ----------------
the certificate of incorporation of the corporation, as amended from time to time, special meetings of stockholders, for any purpose or purposes, may be called by (i) any officer at the request of a majority of the board of directors, (ii) the chairman of the board, (iii) the chief executive officer, if any, or (iv) stockholders with at least a majority of the combined voting power of Voting Stock; provided, however, that effective on and after the Trigger Date
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(as hereinafter defined) special meetings of stockholders may only be called by
(i) any officer at the request of a majority of our board of directors, (ii) the chairman of the board, or (iii) the chief executive officer, if any and, effective on and after the Trigger Date, any power of stockholders to call a special meeting of the stockholders is specifically denied.
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     For purposes of these bylaws:

          1. "Trigger Date" shall mean the first date on which Viacom ceases to beneficially own shares representing more than 50% of the votes entitled to be cast by the Voting Stock;

          2. "Voting Stock" shall mean the shares of the then outstanding capital stock entitled to vote generally on the election of directors or other matters submitted to a vote of the stockholders of the corporation and shall exclude any class or series of capital stock only entitled to vote in the event of dividend arrearages thereon, whether or not at the time of determination there are any such dividend arrearages;

          3. "Viacom" shall mean Viacom Inc., a Delaware corporation, and all its successors by way of merger, consolidation or sale of all or substantially all of its assets; and

          4. "subsidiary" shall mean, as to any person or entity, a corporation, partnership, joint venture, association or other entity in which such person or entity beneficially owns (directly or indirectly) more than 50% of the outstanding Voting Stock, voting power, partnership interests or similar voting interests.

          Section 2.04.  Notice of Meetings. (a) Unless waived, a written,
                         ------------------
printed, or typewritten notice of each annual or special meeting, stating the date, hour and place and the purpose or purposes thereof shall be served upon or mailed to each stockholder of record entitled to vote not more than 60 days nor less than 10 days before any such meeting. If mailed, such notice shall be directed to a stockholder at his or her address as the same appears on the records of the corporation. If a meeting is adjourned to another time or place and such adjournment is for 30 days or less and no new record date is fixed for the adjourned meeting, no further notice as to such adjourned meeting need be given if the time and place to which it is adjourned are fixed and announced at such meeting. In the event of a transfer of shares after notice has been given and prior to the holding of the meeting, it shall not be necessary to serve notice on the transferee. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

          (b) The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept open at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.
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          (c) A written waiver of any such notice signed by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

          (d) Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

          Section 2.05.  Fixing Date for Determination of Stockholders of
                         ------------------------------------------------
Record. In order that the corporation may determine the stockholders entitled to
------
notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted and which shall not be more than 60 nor less than 10 days before the date of a stockholders meeting, nor more than 60 days prior to any other action. Determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however,
                                                             --------  -------
that the board of directors may fix a new record date for the adjourned meeting.

          Section 2.06.  Organization. At each meeting of the stockholders, the
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chairman of the board, or in his absence, the chief executive officer, or, in his absence, the president, or in his absence, any vice-president, or, in the absence of the chairman of the board, the chief executive officer, the president and a vice-president, a chairman chosen by a majority in interest of the stockholders present in person or by proxy and entitled to vote, shall act as chairman, and the secretary of the corporation, or, if the secretary of the corporation not be present, any assistant secretary, or if the secretary and the assistant secretary not be present, any person whom the chairman of the meeting shall appoint, shall act as secretary of the meeting.

          Section 2.07.  Quorum. A stockholders' meeting duly called shall not
                         ------
be organized for the transaction of business unless a quorum is present. Except as otherwise expressly provided by law, the certificate of incorporation or these bylaws, the presence in person or by proxy of holders of record entitling them to exercise at least a majority of the combined voting power of the Voting Stock shall constitute a quorum for such meeting. The stockholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. If a meeting cannot be organized because a quorum has not attended, a majority in voting interest of the stockholders present may adjourn, or, in the absence of a decision by the majority, any officer entitled to preside at such meeting may adjourn the meeting from time to time to such time (not more than 30 days after the previously adjourned meeting) and place as such officer may determine, without notice other than by announcement at the meeting of the time and place of the adjourned meeting. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.
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          Section 2.08.  Order of Business and Procedure. The board of directors
                         -------------------------------
of the corporation may adopt by resolution such rules and regulations for the conduct of the meeting of the stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the board of directors, the order of business at all meetings of the stockholders and all matters relating to the manner of conducting the meeting shall be determined by the chairman of the meeting. Meetings shall be conducted in a manner designed to accomplish the business of the meeting in a prompt and orderly fashion and to be fair and equitable to all stockholders, but it shall not be necessary to follow any manual of parliamentary procedure.

          Section 2.09.  Advance Notice of Stockholder Proposals. (a) In order
                         ---------------------------------------
to properly submit any business to an annual meeting of stockholders, a stockholder must give timely notice in writing to the secretary of the corporation. To be considered timely, a stockholder's notice must be delivered either in person or by United States certified mail, postage prepaid, and received at the principal executive offices of the corporation (i) not less than 120 calendar days before the date the corporation's proxy statement was released to stockholders in connection with the previous year's annual meeting or such other time period as may be required or permitted by applicable law or (ii) if no annual meeting was held in the previous year or the date of the applicable annual meeting has been changed by more than 30 days from the date of the previous year's annual meeting, not less than a reasonable time prior to the date the corporation begins to print and mail its proxy materials, as determined by the board of directors.

          (b) Nomination of persons for election to the board of directors may be made by (i) the board of directors or any committee designated by the board of directors or (ii) by any stockholder entitled to vote for the election of directors at the applicable meeting of stockholders. However, nominations other than those made by the board of directors or its designated committee must comply with the procedures set forth in this Section 2.09, and no person shall be eligible for election as a director unless nominated in accordance with the terms of this Section 2.09.

          Any person nominated for election as director by the board of directors or any committee designated by the board of directors shall, upon the request of the board of directors or such committee, furnish to the secretary of the corporation all such information pertaining to such person that is required to be set forth in a stockholder's notice of nomination.

          (c) A stockholder may nominate a person or persons for election to the board of directors by giving written notice to the secretary of the corporation in accordance with the procedures set forth in subsection (a) above.

          (d) The secretary of the corporation shall deliver any stockholder proposals and nominations received in a timely manner for review by the board of directors or a committee designated by the board of directors.

          (e) A stockholder's notice to submit business to an annual meeting of stockholders shall set forth (i) the name and address of the stockholder, (ii) the class and number of shares of stock beneficially owned by such stockholder,
(iii) the name in which such shares are
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registered on the stock transfer books of the corporation, (iv) a representation that the stockholder intends to appear at the meeting in person or by proxy to submit the business specified in such notice, (v) any material interest of the stockholder in the business to be submitted and (vi) a brief description of the business desired to be submitted to the annual meeting, including the complete text of any resolutions to be presented at the annual meeting, and the reasons for conducting such business at the annual meeting. In addition, the stockholder making such proposal shall promptly provide any other information required by law or otherwise reasonably requested by the corporation.

          (f) In addition to the information required above to be given by a stockholder who intends to submit business to a meeting of stockholders, if the business to be submitted is the nomination of a person or persons for election to the board of directors then such stockholder's notice must also set forth, as to each person whom the stockholder proposes to nominate for election as a director, (i) the name, age, business address and, if known, residence address of such person, (ii) the principal occupation or employment of such person,
(iii) the class and number of shares of stock of the corporation which are beneficially owned by such person, (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the Securities and Exchange Commission promulgated under the Exchange Act, as amended, (v) the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected and (vi) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder.

          (g)(i) A majority of the board of directors may reject business proposed by a stockholder that is not timely made or otherwise not made in accordance with the foregoing procedures. If a majority of the board of directors reasonably determines that the information provided in a stockholder's notice does not satisfy the requirements of this Section 2.09 in any material respect, then the secretary shall promptly notify such stockholder of the deficiency in writing. The stockholder shall have an opportunity to cure the deficiency by providing additional information to the secretary within such period of time as a majority of the board of directors shall reasonably determine, which period shall not exceed 10 days from the date such deficiency notice is given to the stockholder. If the deficiency is not cured within such period, or if a majority of the board of directors reasonably determines that the additional information provided by the stockholder, together with the information previously provided, does not satisfy the requirements of this paragraph in any material respect, then a majority of the board of directors may reject such stockholder's proposed business. The secretary shall notify a stockholder in writing whether the stockholder's proposal of new business has been made in accordance with the time and requirements of this Section 2.09.

          (ii) Once business has been properly brought before the meeting in accordance with the foregoing procedures, nothing herein shall be deemed to preclude discussion by any stockholder of any such business; provided further,
                                                             -------- -------
however, that if the stockholder bringing such matter before the meeting
-------
withdraws such matter, such matter shall no longer be properly before the meeting.
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          (iii) The chairman of a meeting of stockholders may, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the procedures prescribed in this
Section 2.09, and if the chairman should so determine, the chairman shall so declare to the meeting and such business shall not be transacted.

          (h) So long as Viacom beneficially owns shares representing 30% or more of the combined voting power of Voting Stock, nominations and shareholder proposals by Viacom shall not be subject to the advance notice procedures (including the form, content, or timing requirements contained therein) of these bylaws.

          Section 2.10.  Voting. (a) (i) Each stockholder shall, at each meeting
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of the stockholders, be entitled to vote in person or by proxy each share of the stock of the corporation having voting rights on the matter in question and which shall have been held by him and registered in his name on the books of the corporation on the date fixed pursuant to Section 2.05 of these bylaws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting.

          (b) Any shares of Voting Stock belonging to the corporation and any shares of Voting Stock belonging to any entity that is controlled by the corporation shall neither be entitled to vote nor be counted for quorum purposes. For purposes of this subparagraph (b) "control" shall mean holding a majority of shares entitled to vote in the election of directors.

          (c) Any such voting rights may be exercised by the stockholder entitled thereto in person or by his proxy appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto authorized and delivered to the secretary of the meeting in sufficient time to permit the necessary examination and tabulation thereof before the vote is taken; provided,
                                                                       --------
however, that no proxy shall be valid after the expiration of three years after
-------
the date of its execution, unless the stockholder executing it shall have specified therein the length of time it is to continue in force. At any meeting of the stockholders all matters, except as otherwise provided by law, the certificate of incorporation or these bylaws, shall be decided by the vote of a majority in the combined voting power of Voting Stock interest of the stockholders present in person or by proxy and entitled to vote thereon, a quorum being present. The vote at any meeting of the stockholders on any question need not be by ballot, unless so directed by the chairman of the meeting or required by the certificate of incorporation. On a vote by ballot each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and it shall state the number of shares voted.

          Section 2.11.  Inspectors.  The board of directors, in advance of any
                         ----------
meeting of the stockholders, may appoint one or more inspectors to act at the meeting. If inspectors are not so appointed, the person presiding at the meeting may appoint one or more inspectors. If any person so appointed fails to appear or act, the vacancy may be filled by appointment made by the board of directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at the meeting with strict impartiality and according to the best of his ability. The inspectors so appointed, if any, shall determine the number of shares outstanding, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies and shall receive votes, ballots, waivers, releases, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, waivers, releases, or consents, determine and announce the results and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them.

          Section 2.12.  No Stockholder Action by Written Consent. Effective on
                         ----------------------------------------
or after the Trigger Date, except as otherwise provided pursuant to provisions of the certificate of incorporation, any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Prior to the Trigger Date, action of the stockholders or any class or classes, or series thereof, may be taken by written consent as permitted by law.

                                  Article III

                              BOARD OF DIRECTORS

          Section 3.01.  General Powers of Board.  The powers of the corporation
                         -----------------------
shall be exercised, its business and affairs conducted, and its property controlled by or under the direction of the board of directors, except as otherwise provided under the laws of Delaware or in the certificate of incorporation.

          Section 3.02.  Number of Directors.  The number of directors of the
                         -------------------
corporation (exclusive of directors to be elected by the holders of any one or more series of Preferred Stock voting separately as a class or classes) shall not be less than three nor more than twelve, the exact number of directors to be such number as may be set from time to time within the limits set forth above by resolution adopted by affirmative vote of a majority of the whole board of directors. As used in these bylaws, the term "whole board" means the total number of directors which the corporation would have if there were no vacancies.

          Section 3.03.  Election of Directors. The directors shall be divided
                         ---------------------
into three classes, designated Class I, Class II and Class III, as provided in the certificate of incorporation.

          Section 3.04.  Resignations. Any director of the corporation may
                         ------------
resign at any time by giving written notice to the board of directors, the chairman of the board or the secretary of the corporation. Such resignation shall take effect at the time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          Section 3.05.  Vacancies. In the event that any vacancy shall occur in
                         ---------
the board of directors, whether because of death, resignation, removal, newly created directorships resulting from any increase in the authorized number of directors, the failure of the stockholders to elect the whole authorized number of directors, or any other reason, such vacancy shall be filled by the vote of a majority of the directors then in office, although less than a quorum, or by the sole remaining director. A director elected to fill a vacancy, other than a newly created directorship, shall hold office for the unexpired term of his predecessor.

          Section 3.06.  Removal of Directors.  Directors may be removed only as
                         --------------------
provided in the certificate of incorporation.

          Section 3.07.  Place of Meeting, etc. The board of directors may hold
                         ---------------------
any of its meetings at the principal office of the corporation or at such other place or places as the board of directors (or the chairman of the board, in the absence of a determination by the board of directors) may from time to time designate. Directors may participate in any regular or special meeting of the board of directors by means of conference telephone or similar communications equipment pursuant to which all persons participating in the meeting of the board of directors can hear each other and such participation shall constitute presence in person at such meeting.

          Section 3.08.  Annual Meeting. A regular annual meeting of the board
                         --------------
of directors shall be held each year at the same place as and immediately after the annual meeting of stockholders, or at such other place and time as shall theretofore have been determined by the board of directors and notice thereof need not be given. At its regular annual meeting the board of directors shall organize itself and elect the officers of the corporation for the ensuing year, and may transact any other business.

          Section 3.09.  Regular Meetings.  Regular meetings of the board of
                         ----------------
directors may be held at such intervals at such time as shall from time to time be determined by the board of directors and no notice of such regular meetings need be given.

          Section 3.10.  Special Meetings.  Special meetings of the board of
                         ----------------
directors may be called at any time by the board of directors, by the chairman of the board, or by the chief executive officer, if any, to be held on such day and at such time as shall be specified by the person or persons calling the meeting.

          Section 3.11.  Notice of Meetings.  Notice of each special meeting or,
                         ------------------
where required, each regular meeting, of the board of directors shall be given to each director either by being mailed on at least the third day prior to the date of the meeting or by being telegraphed, faxed or given personally or by telephone on at least 24 hours notice prior to the date of meeting. Such notice shall specify the place, date and hour of the meeting and, if it is for a special meeting, the purpose or purposes for which the meeting is called. At any meeting of the board of directors at which every director shall be present, even though without such notice, any business may be transacted. Any acts or proceedings taken at a meeting of the board of directors not validly called or constituted may be made valid and fully effective by ratification at a subsequent meeting which shall be legally and validly called or constituted. Notice of any regular meeting of the board of directors need not state the purpose of the meeting and, at any regular meeting duly held, any business may be transacted. If the notice of a special meeting shall state as a purpose of the meeting the transaction of any business that may come before the meeting, then at the meeting any business may be transacted, whether or not referred to in the notice thereof. A written waiver of notice of a special or regular meeting, signed by the person or persons entitled to such notice, whether before or after the time stated therein shall be deemed the equivalent of such notice, and attendance of a director at a meeting shall constitute a waiver of notice of such meeting except when the director attends the meeting and prior to or at the commencement of such meeting protests the lack of proper notice.

          Section 3.12.  Quorum and Voting.  At all meetings of the board of
                         -----------------
directors, the presence of a majority of the directors then in office shall constitute a quorum for the transaction of business. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present. Except as otherwise required by law, the certificate of incorporation, or these bylaws, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors. At all meetings of the board of directors, each director shall have one vote.

          Section 3.13.  Committees. Except as otherwise provided under the laws
                         ----------
of Delaware, the board of directors may appoint one or more committees of the board of directors, to consist of one or more directors of the corporation, and may delegate to any such committee any of the authority of the board of directors, however conferred. Each such committee shall serve at the pleasure of the board of directors, shall act only in the intervals between meetings of the board of directors and shall be subject to the control and direction of the board of directors. Any such committee may act by a majority of its members at a meeting or by a writing or writings signed by all of its members. Any such committee shall keep written minutes of its meetings and report the same to the board of directors at the next regular meeting of the board of directors.

          Section 3.14.  Compensation. The board of directors may, by resolution
                         ------------
passed by a majority of those in office, fix the compensation of directors for service in any capacity and may fix fees for attendance at meetings and may authorize the corporation to pay the traveling and other expenses of directors incident to their attendance at meetings, or may delegate such authority to a committee of the board of directors. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special committees may be allowed like compensation for attending committee meetings.

          Section 3.15.  Action by Written Consent. Any action required or
                         -------------------------
permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the board of directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the board of directors or such committee.


                                  Article IV

                            DUTIES OF THE OFFICERS

          Section 4.01.  General. The officers of the corporation shall be
                         -------
elected by the board of directors and shall include a chairman of the board (who must be a director), a secretary and/or such other officers as may be from time to time required by the General Corporation Law of the State of Delaware (the "DGCL"). The board of directors, in its discretion, may also elect a chief executive officer, a president, a chief financial officer, a treasurer, and one or more vice-presidents, assistant secretaries, assistant treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law or the certificate of incorporation. Vice-presidents may be given distinctive designations such as executive vice-president or senior vice-president. The officers of the corporation need not be stockholders of the corporation nor, except in the case of the chairman of the board, need such officers be directors of the corporation.

          Section 4.02.  Other Officers and Agents. The board of directors may
                         -------------------------
also elect and appoint such other officers and agents as it shall deem necessary, who shall be elected and appointed for such terms and shall exercise such powers and perform such duties as may be determined from time to time by the board of directors.

          Section 4.03.  Election. The board of directors, at its first meeting
                         --------
held after each annual meeting of stockholders (or action by written consent of stockholders in lieu of the annual meeting of stockholders, if permitted by the certificate of incorporation) shall elect the officers of the corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors; and all officers of the corporation shall hold office until their successors are elected and qualified, or until their earlier death, resignation or removal. Any officer elected by the board of directors may be removed at any time by the affirmative vote of the whole board of directors. Any vacancy occurring in any office of the corporation may be filled by the board of directors.

          Section 4.04.  Voting Securities Owned by the Corporation.  Powers of
                         ------------------------------------------
attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the corporation may be executed in the name of and on behalf of the corporation by the chief executive officer, if any, the president, if any, any vice-president, the secretary, or any other officer authorized to do so by the board of directors and any such officer may, in the name of and on behalf of the corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the corporation might have exercised and possessed if present. The board of directors may, by resolution, from time to time confer like powers upon any other person or persons.

          Section 4.05.  The Chairman of the Board. The chairman of the board
                         -------------------------
shall, if present, preside at all meetings of the stockholders and of the board of directors and shall have such other powers and perform such other duties as may from time to time be assigned to him by the board of directors. Except where by the law the signature of the chief executive officer or president is required, the chairman shall possess the same power as the chief executive officer and the president to sign all contracts, certificates and other instruments of the corporation which may be authorized by the board of directors. The chairman may sign, with the secretary, treasurer or any other proper officer of the corporation thereunto authorized by the board of directors, certificates for shares in the corporation.

          Section 4.06.  The Chief Executive Officer. The chief executive
                         ---------------------------
officer, if any, shall have, subject to the board of directors, general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect, and shall perform such duties as are conferred upon him by these bylaws or as may from time to time be assigned to him by the chairman of the board or the board of directors. The chief executive officer may sign, execute and deliver in the name of the corporation all deeds, mortgages, bonds, leases, contracts or other instruments either when specially authorized by the board of directors or when required or deemed necessary or advisable by him in the ordinary conduct of the corporation's normal business, except in cases where the signing and execution thereof shall be expressly delegated by these bylaws to some other officer or agent of the corporation or shall be required by law or otherwise to be signed or executed by some other officer or agent. The chief executive officer may cause the seal of the corporation, if any, to be affixed to any instrument requiring the same. In the absence or disability of the chairman of the board, the chief executive officer shall preside at all meetings of the stockholders and the board of directors. The chief executive officer shall also perform such other duties and may exercise such other powers as may from time to time be assigned by the laws or the board of directors.

          Section 4.07.  The President. The president, if any, shall perform
                         -------------
such duties as are conferred upon him by these bylaws or as may from time to time be assigned to him by the chairman of the board, the chief executive officer, if any, or the board of directors. In the absence or disability of the chairman of the board and the chief executive officer, if any, the president shall preside at all meetings of the stockholders and the board of directors.

          Section 4.08.  Vice-Presidents. The vice-presidents, if any, shall
                         ---------------
perform such duties as are conferred upon them by these bylaws or as may from time to time be assigned to them by the board of directors, the chairman of the board, the chief executive officer, if any, or the president, if any.

          Section 4.09.  The Secretary. The secretary shall attend all meetings
                         -------------
of the board of directors and stockholders and shall record and keep the minutes of all such meetings of in a book to be kept for that purpose. The secretary shall be the custodian of, and shall make or cause to be made the proper entries in, the minute book of the corporation and such other books and records as the board of directors may direct. The secretary shall be the custodian of the seal of the corporation, if any, and shall have authority to affix the same to any instrument requiring it and shall affix such seal to such contracts, instruments and other documents as the board of directors or any committee thereof may direct. The secretary shall have such other powers and shall perform such other duties as may from time to time be assigned to him by the board of directors or the chairman of the board.

          Section 4.10.  The Treasurer.  The treasurer, if any, shall be the
                         -------------
custodian of all funds and securities of the corporation. Whenever so directed by the board of directors, the treasurer shall render a statement of the cash and other accounts of the corporation, and the treasurer shall cause to be entered regularly in the books and records of the corporation, and to be kept for such purpose, full and accurate accounts of the corporation's receipts and disbursements. The treasurer shall have such other powers and shall perform such other duties as may from time to time be assigned to him by the board of directors or the chairman of the board.

          Section 4.11.  Assistant Secretaries. Assistant secretaries, if any,
                         ---------------------
shall perform such duties and have such powers as from time to time may be assigned to them by the board of directors, the chairman of the board, the chief executive officer, if any, the president, if any, any vice-president, if any, or the secretary, and in the absence of the secretary or in the event of the secretary's disability or refusal to act, shall perform the duties of the secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the secretary.

          Section 4.12.  Assistant Treasurers. Assistant treasurers, if any,
                         --------------------
shall perform such duties and have such powers as from time to time may be assigned to them by the board of directors, the chairman of the board, the chief executive officer, if any, the president, if any, any vice-president, if any, or the treasurer, if any, and in the absence of the treasurer or in the event of the treasurer's disability or refusal to act, shall perform the duties of the treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the treasurer. If required by the board of directors, an assistant treasurer shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the office of assistant treasurer, if any, and for the restoration to the corporation, in case of the assistant treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the assistant treasurer's possession or under the assistant treasurer's control belonging to the corporation.

          Section 4.13.  Other Officers.  Such other officers as the board of
                         --------------
directors may choose, if any, shall perform such duties and have such powers as from time to time may be assigned to them by the board of directors. The board of directors may delegate to any other officer of the corporation the power to choose such other officers and to prescribe their respective duties and powers.

                                   Article V

               INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

          Section 5.01.  Indemnification. (a) The corporation shall indemnify
                         ---------------
any person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or such director or officer is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

          (b) The corporation shall indemnify any person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director or officer of the corporation, or such director or officer is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (c) The corporation may, by action of its board of directors, provide indemnification to such of its other employees and agents to such effect as the board of directors shall determine to be appropriate and authorized by the laws of Delaware as they may exist from time to time.

          (d) To the extent that a present or former director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b) of this Article V, or in defense of any claim, issue or matter therein, such director or officer shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such director or officer in connection therewith.

          (e)  Any indemnification under paragraphs (a), (b) and (c) of this
Article V (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the person is proper in the circumstances because the person has met the applicable standard of conduct set forth in paragraphs (a), (b) and (c) of this Article V. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

          (f) Expenses (including attorneys' fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the corporation as authorized in this Article V.

          (g) The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article V shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

          (h) For purposes of this Article V, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article V with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

          (i) For purposes of this Article V, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves service by, such director, officer, employee or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article V.

          (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          Section 5.02.  Insurance.  The corporation may purchase and maintain
                         ---------
insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article V.

          Section 5.03.  Contractual Nature. Neither any repeal or modification
                         ------------------
of this Article or, to the fullest extent permitted by the laws of Delaware, any repeal or modification of laws, shall be prospective only and shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.


                                  Article VI

                        CONTRACTS AND OTHER INSTRUMENTS

          Section 6.01.  Contracts. Subject to any restrictions as may be set by
                         ---------
the board of directors, an officer of the corporation elected by the board of directors may sign any note, bond, or mortgage of the corporation in furtherance of the corporation's ordinary business and in order to implement any action authorized by these bylaws.

                                  Article VII

                           SHARES AND THEIR TRANSFER

          Section 7.01.  Certificate for Shares. Every owner of one or more
                         ----------------------
shares in the corporation shall be entitled to a certificate, which shall be in such form as the board of directors shall prescribe, certifying the number and class of shares in the corporation owned by him. When such certificate is counter-signed by an incorporated transfer agent or registrar, the signature of any of said officers may be facsimile, engraved, stamped or printed. The certificates for the respective classes of such shares shall be numbered in the order in which they shall be issued and shall be signed in the name of the corporation as required by the DGCL. A record shall be kept of the name of the person, firm, or corporation owning the shares represented by each such certificate and the number of shares represented thereby, the date thereof, and in case of cancellation, the date of cancellation. Every certificate surrendered to the corporation for exchange or transfer shall be cancelled and no new certificate or certificates shall be issued in exchange for any existing certificates until such existing certificates shall have been so cancelled.

          Section 7.02.  Lost, Destroyed and Mutilated Certificates.  If any
                         ------------------------------------------
certificates for shares in the corporation become worn, defaced, or mutilated but are still substantially intact and recognizable, the directors or authorized officers, upon production and surrender thereof, shall order the same cancelled and shall issue a new certificate in lieu of same. The holder of any shares in the corporation shall immediately notify the corporation if a certificate therefor shall be lost, destroyed, or mutilated beyond recognition, and the corporation may issue a new certificate in the place of any certificate theretofore issued by it which is alleged to have been lost or destroyed or mutilated beyond recognition, and the board of directors may, in its discretion, require the owner of the certificate which has been lost, destroyed, or mutilated beyond recognition, or his legal representative, to give the corporation a bond in such sum as it may direct to indemnify the corporation against any claim that may be made against it on account of the alleged loss, destruction, or mutilation of any such certificate. The board of directors may, however, in its discretion, refuse to issue any such new certificate except pursuant to legal proceedings, under the laws of Delaware in such case made and provided.

          Section 7.03.  Transfers of Shares. Transfers of shares in the
                         -------------------
corporation shall be made only on the books of the corporation by the registered holder thereof, his legal guardian, executor, or administrator, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation or with a transfer agent appointed by the board of directors, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by properly executed stock powers and evidence of the payment of all taxes imposed upon such transfer. The person in whose name shares stand on the books of the corporation shall, to the full extent permitted by law, be deemed the owner thereof for all purposes as regards the corporation.

          Section 7.04.  Regulations. The board of directors may make such rules
                         -----------
and regulations as it may deem expedient, not inconsistent with these bylaws concerning the issue, transfer, and registration of certificates for shares in the corporation. It may appoint one or more transfer agents or one or more registrars, or both, and may require all certificates for shares to bear the signature of either or both.


                                 Article VIII

                                    GENERAL

          Section 8.01.  Dividends.  Dividends upon the capital stock of the
                         ---------
corporation, subject to the requirements of the laws of Delaware and the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting of the board of directors (or any action by written consent in lieu thereof in accordance with Section
3.15 of Article III hereof), and may be paid in cash, in property, or in shares of the corporation's capital stock. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the board of directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for any proper purpose, and the board of directors may modify or abolish any such reserve.

          Section 8.02.  Disbursements. All checks or demands for money and
                         -------------
notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

          Section 8.03.  Fiscal Year. The fiscal year of the corporation shall
                         -----------
be fixed by resolution of the board of directors.

          Section 8.04.  Seal. The board of directors may provide a corporate
                         ----
seal, which shall be circular and contain the name of the corporation engraved around the margin and the words "corporate seal," the year of its organization, and the word "Delaware."


                                  Article IX

                                  AMENDMENTS

          Section 9.01.  Amendments.  These bylaws may be altered, amended or
                         ----------
repealed, in whole or in part, and new bylaws may be adopted (i) by the affirmative vote of stockholders with at least a majority of the combined votes of Voting Stock; provided, however, that any proposed alteration, amendment or
                 --------  -------
repeal of, or the adoption of any bylaw inconsistent with, Sections 2.03, 2.09 and 2.12 of Article II, Sections 3.02, 3.03, 3.05 and 3.06 of Article III and
Section 9.01 of Article IX of these bylaws or this sentence, by the stockholders shall require the affirmative combined vote of shares representing not less than 75% of the combined voting power of Voting Stock; and provided further, however,
                                                      -------- -------  -------
that in the case of any such stockholder action at a meeting of stockholders, notice of the proposed alteration, amendment, repeal or adoption of the new bylaw or bylaws must be contained in the notice of such meeting, or (ii) by action of the board of directors.